Exhibit 10.37

CONFIDENTIAL TREATMENT

Portions of this Exhibit 10.37 have been omitted based upon a request for confidential treatment. This Exhibit 10.37, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 6 dated as of March 31, 2006 to SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into among AFC FUNDING CORPORATION, an Indiana corporation (the “Seller”), AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Servicer”), FAIRWAY FINANCE COMPANY, LLC (as successor to Fairway Finance Corporation), a Delaware limited liability company (the “Purchaser”), and HARRIS NESBITT CORP. (as successor to BMO NESBITT BURNS CORP.), a Delaware corporation, as agent for Purchaser and as the initial agent (the “Agent”).

R E C I T A L S

A.            The Seller, the Servicer, the Purchaser and the Agent are parties to that certain Second Amended and Restated Receivables Purchase Agreement dated as of June 15, 2004, as may be amended, amended and restated, supplemented or otherwise modified from time to time (the “Agreement”).

B.            The Seller, the Servicer, the Purchaser and the Agent desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

2.     Amendments to Agreement. The Agreement is amended as follows:

2.1           The definition of “Termination Date” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Termination Date” means the earliest of (i) the Business Day which the Seller so designates by notice to the Agent at least 30 days in advance pursuant to Section 1.1(b), (ii) April 30, 2009 (the “Scheduled Termination Date”), (iii) the date determined pursuant to Section 2.2 and (iv) the date that a Purchaser Termination Day is in effect with respect to all Purchasers.

2.2           A new definition of “Limited Purchaser Termination Date” is hereby added to Exhibit I to the Agreement as follows:

“Limited Purchaser Termination Date” means, with respect to any Purchaser with respect to which one or more (but less than 50% by commitment size of all the Program Support Providers of such Purchaser under all of its Program Support Agreements related to this facility) of the Program Support Providers under such Purchaser’s related Program Support Agreements declines to renew their commitments under the Program Support Agreement to which such Program Support Provider is a party, the termination date of the commitment of such non-renewing Program Support Provider(s).

2.3           Clauses (e) and (k) of the definition of “Eligible Receivable” in Exhibit I are hereby amended in their entirety to read as follows: [*]

2.4           A new definition of “Specified Curtailment Receivable” is hereby added to Exhibit I to the Agreement as follows: [*]

2.5           The definition of “Net Receivables Pool Balance” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Net Receivables Pool Balance” means, at any time, an amount equal to the result of (a) 100% of the aggregate Outstanding Balances of Eligible Receivables (other than Specified Curtailment Receivables) then in the Receivables Pool [*] plus (b) [*] of the aggregate Outstanding Balances of all Eligible Receivables constituting Specified Curtailment Receivables then in the Receivables Pool [*] minus (c) the amount by which the result obtained in clause (b) above exceeds the product of (X) the amount obtained in clause (a) above multiplied by (Y) 8.0% minus (d) the aggregate amount by which the aggregate Outstanding Balance of the Eligible Receivables (including, for the avoidance of doubt, Specified Curtailment Receivables) of each Obligor then in the Receivables Pool exceeds the product of (A) the Normal Concentration Percentage for such Obligor (or, in the case of a Special Obligor, the Special Concentration Percentage) multiplied by (B) the aggregate Outstanding Balance of the Eligible Receivables  (including, for the avoidance of doubt, Specified Curtailment Receivables) then in the Receivables Pool (for the avoidance of doubt, the result obtained from (a) plus (b) minus (c) above).

2.6           The definition of “Purchaser Termination Day” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Purchaser Termination Day” means, as to any Purchaser, any day on or after (i) such Purchaser’s Purchaser Termination Date and (ii) the 180th day following the occurrence of a Limited Purchaser Termination Date for such Purchaser (unless all non-renewing Program Support Providers have been replaced or otherwise have no amounts outstanding under their related Program Support Agreement(s)); provided, that any day that would otherwise be a Purchaser Termination Day shall not be so considered if such day is a Termination Day.

2.7           The definition of “Investment Share” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Investment Share” means, with respect to any Purchaser at any time, the percentage equivalent of a fraction, the numerator of which is the Investment of such Purchaser and the denominator of which is  the aggregate of the Investment of all Purchasers; provided, however, that for purposes of this definition, if Investment Share is being calculated to determine the Exiting Purchaser Percentage for a Purchaser whose Purchaser Termination Day has occurred solely as a result of the occurrence of a Limited Purchaser Termination Date, the Purchaser’s Investment shall include only the amount equal to that portion of the Purchaser’s Investment being funded by the non-renewing Program Support Providers under the applicable Program Support Agreements.

2.8           The definition of “Recalculation Date” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Recalculation Date” means any of the following: (i) each Purchaser Termination Date and the 180th day following any Limited Purchaser Termination Date, (ii) the day following any Purchaser’s Purchaser Termination Date or Limited Purchaser Termination Date on which its outstanding Investment (or, in the case of a Limited Purchaser Termination Date, that portion thereof funded by the non-renewing Program Support Provider(s)) is paid in full, or (iii) if any Termination Day shall have occurred since the last Recalculation Date, the first Business Day thereafter that is not a Termination Day.

2.9           The definition of “Defaulted Receivable” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Defaulted Receivable” means a Receivable:

(i)            as to which any payment, or part thereof, remains unpaid for more than [*] days after the due date for such payment;

(ii)           which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible; or

(iii)          which is converted to a long term payment plan in the form of a note or other similar document.

2.10         The definition of “Delinquent Receivable” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Delinquent Receivable”  means a Receivable which is not a Defaulted Receivable (i) as to which any payment, or part thereof, remains unpaid for more than [*] days after the due date for such payment or (ii) which, consistent with the Credit and Collection Policy, would be classified as delinquent by the Seller.

2.11         Clause (h) is deleted from the definition of “Excluded Receivables” in Exhibit I to the Agreement.

2.12         The definition of “Revolving Uninsured Purchase Limit” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Revolving Uninsured Purchase Limit” means, at any time, the lesser of (A) $600,000,000 and (B) the sum of the Maximum Uninsured Commitments of all Revolving Purchasers at such time; provided, however, that in no event shall the sum of the Revolving Insured Purchase Limit and the Revolving Uninsured Purchase Limit exceed the amount that when multiplied by 102% results in a product equal to the aggregate commitments of all of the Liquidity Banks under all of the Liquidity Agreements.

2.13         The definition of “Purchaser Termination Date” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Purchaser Termination Date” means, as to any Purchaser, the earliest of (a) the date that the commitments of 50% or more (by commitment size of all of the Program Support Providers of such Purchaser under all of its Program Support Agreements related to this facility) of the related Program Support Providers terminate, (b) the Termination Date or (c) in the case of any Term Purchaser, the first date on which the aggregate Investment for all Term Purchasers exceeds 40% of the aggregate Investment.

2.14         The definition of “Legal Final Maturity Date” in Exhibit I to the Agreement is hereby amended in its entirety to read as follows:

“Legal Final Maturity Date” means the first Settlement Date on or after the date that is two years after the Termination Date.

3.     Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Agent and the Purchaser as follows:

(a)           Representations and Warranties. The representations and warranties of such Person contained in Exhibit III and Exhibit VII to the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(b)           Enforceability. The execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c)           Termination Event. No Termination Event or Unmatured Termination Event has occurred and is continuing.

4.     Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of each of the counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto; provided that the provisions herein regarding Specified Curtailment Receivables (including, without limitation, the addition of an amount with respect thereto in the definition of Net Receivables Pool Balance) shall only become effective following written confirmation by the Agent that the reporting systems of the Servicer with respect to the Specified Curtailment Receivables are sufficient.

5.     Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Receivables Purchase Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6.     Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.     Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.

8.     Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AFC FUNDING CORPORATION

By:	/s/ Curtis L. Phillips
Name:	Curtis L. Phillips
Title:	Treasurer

AUTOMOTIVE FINANCE CORPORATION

By	/s/ James E. Money II
Name:	James E. Money II
Title:	Controller and Assistant Treasurer

FAIRWAY FINANCE COMPANY, LLC

By:	/s/ Jill A. Gordon
Name:	Jill A. Gordon
Title:	Vice President

HARRIS NESBITT CORP.

By:	/s/ David J. Kucera
Name:	David J. Kucera
Title:	Managing Director

Consented to:
BANK OF MONTREAL

By:	/s/ Stephen Maenhout
Name: Stephen Maenhout
Title: Vice President